UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Twin Hospitality Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42395	99-1232362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Belt Line Road, Suite 1200 Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 941-3150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

On January 26, 2026 (the “Petition Date”), Twin Hospitality Group Inc. (“we”, “us” or the “Company”) and each of its direct and indirect subsidiaries, along with its parent company, FAT Brands Inc. (“FAT Brands”) and each of FAT Brands’ other direct and indirect subsidiaries (collectively, the “Debtors”), commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors are seeking joint administration of the Chapter 11 Cases under the caption “In re FAT Brands Inc., et al.” The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed a number of customary motions seeking “first day” relief intended to support operations during the Chapter 11 Cases.

The Debtors will notice a hearing for January 28, 2026, or such other date as stated on the docket, to seek emergency relief with respect to certain “first day” matters. Participation at the hearing will only be permitted by an audio and video connection. The Debtors’ proposed claims and noticing agent has established a website (link below), which contains the Debtors’ filings on the Bankruptcy Court’s docket as well as instructions for how to participate in the hearing by audio and video connection. In addition, important information about the Chapter 11 Cases, including court filings and other information, may be found at that website. Such information may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K.

That website contains third-party content and is provided for convenience only. The documents and other information available on that website are not incorporated by reference into, and do not constitute a part of, this Current Report on Form 8-K. The website can be accessed at: https://omniagentsolutions.com/FatBrands-TwinHospitality.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The commencement of the Chapter 11 Cases constitutes an event of default under certain of the Debtors’ debt instruments, including, without limitation, the following debt instruments issued by subsidiaries of the Company:

●	approximately $403 million in aggregate outstanding amount of Twin Hospitality I, LLC’s Secured Notes (excluding notes retained by FAT Brands) pursuant to that certain Base Indenture, dated November 21, 2024 (the “Twin Indenture”) as amended and restated from time-to-time, between Twin Hospitality I, LLC and UMB Bank, National Association; and

●	approximately $4 million in aggregate outstanding amount pursuant to those certain Equipment Financing Agreements, each as amended and restated from time-to-time, among various subsidiaries of Twin Hospitality I, LLC and Amur Equipment Finance Inc.

On November 17, 2025, the Company received a notice of acceleration with respect to the Twin Indenture, as reported by the Company in its Form 8-K filed on November 21, 2025. In addition, notwithstanding any such prepetition acceleration, the filing of the Chapter 11 Cases alone would have accelerated the Company’s obligations under each of the debt instruments listed above. Any efforts to enforce such payment obligations are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Independent Directors

Effective January 26, 2026, the Board of Directors of the Company (the “Board”) increased the size of the Board from five to six persons and appointed two new independent directors to fill the vacancies on the Board. The new directors are Patrick Bartels and Neal Goldman (the “Independent Restructuring Directors”). The Independent Restructuring Directors have also been appointed to serve as members on a newly formed two-person Special Committee of the Board to oversee certain restructuring and related matters.

Patrick Bartels is the Managing Member of Redan Advisors LLC, a firm that provides fiduciary services, including board of director representation and strategic planning advisory services for domestic and international public and private business entities. Prior to founding Redan Advisors LLC, Mr. Bartels served as a senior investor in complex financial restructurings and process-intensive situations in North America, Asia and Europe, and in a broad universe of industries. He has more than 20 years of industry experience and served as a Managing Principal at Monarch Alternative Capital LP, a private investment firm that focused primarily on event-driven credit opportunities, from 2002 to December 2018. Prior to Monarch, he served as Research Analyst for high yield investments at Invesco, where he analyzed primary and secondary debt offerings of companies in various industries. Mr. Bartels began his career at PriceWaterhouse Coopers LLP, where he was a Certified Public Accountant. He holds the Chartered Financial Analyst designation. Mr. Bartels received a Bachelor of Science degree in Accounting and Finance from Bucknell University.

The Board concluded that Mr. Bartels is qualified to serve as an independent director in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission (the “SEC”), and our governing documents. There is no arrangement or understanding between Mr. Bartels and any other person pursuant to which Mr. Bartels was selected as a Director. There are no transactions, relationships or agreements between Mr. Bartels and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Bartels does not have a family relationship with any member of the Board or any of our executive officers.

Neal Goldman is the Chief Executive Officer and Managing Member of SAGE Capital Investments, LLC, a consulting firm that provides fiduciary services, including board of director representation and strategic planning advisory services. Prior to this, Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012, which he helped build to over $12 billion in assets under management. He previously served as a Portfolio Manager at MacKay Shields, LLC and held various positions at Salomon Brothers, Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Mr. Goldman is a seasoned executive with extensive public company board experience and a deep background in strategic planning, financial management and corporate turnaround consulting across the technology and retail industries, among others. Mr. Goldman received a Master of Business Administration from University of Illinois and a Bachelor of Arts degree in English Literature from University of Michigan.

The Board concluded that Mr. Goldman is qualified to serve as an independent director in accordance with the requirements of The Nasdaq Stock Market LLC, the SEC, and our governing documents. There is no arrangement or understanding between Mr. Goldman and any other person pursuant to which Mr. Goldman was selected as a Director. There are no transactions, relationships or agreements between Mr. Goldman and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Goldman does not have a family relationship with any member of the Board or any of our executive officers.

In connection with the appointment of the Independent Restructuring Directors, we have agreed to pay to each of the Independent Restructuring Directors independent director fees of (a) $40,000 per month, (b) a per diem amount of $7,500 under certain circumstances outside the scope of normal Board duties, such as preparation for and/or attending depositions, and (c) reimbursement of all reasonable and documented expenses incurred in connection with their service as Independent Restructuring Directors in each case until the termination of their service as an Independent Restructuring Director.

Item 7.01.	Regulation FD Disclosure.

On January 26, 2026, the Company issued a press release announcing the commencement of the Chapter 11 Cases and related matters.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events.

Appointment of Chief Restructuring Officer and Deputy Chief Restructuring Officer

On January 26, 2026, the Board appointed John DiDonato, Managing Director and Business Advisory Capability Leader of Huron Consulting Services LLC (“Huron”), as Chief Restructuring Officer of the Company and its subsidiaries and Abhimanyu Gupta, Managing Director of Huron, as Deputy Chief Restructuring Officer of the Company and its subsidiaries. Huron was previously engaged to support the Company’s restructuring efforts.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its common shares and notes) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Cases. The Company expects that holders of Company’s common shares of beneficial interest could experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors These forward-looking statements include, among others, statements about: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, including the “first day” relief being requested; the Company’s ability to successfully consummate a restructuring; the expected effects of the Chapter 11 Cases on the Company’s business and the interests of various stakeholders; the Company’s ability to continue operating in the ordinary course; the terms, effectiveness, and consummation of a chapter 11 plan; the anticipated capital structure upon emergence; the expected treatment of claims; the potential cancellation of the Company’s equity; the registration status of any new securities to be issued pursuant to a chapter 11 plan, and the timing of any of the foregoing. Forward-looking statements are based on the Company’s current expectations, assumptions and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the Company’s ability to confirm and consummate a chapter 11 plan; the duration and outcome of the Chapter 11 Cases; the Company suffering from a long and protracted restructuring; the impact of the Chapter 11 Cases on the Company’s operations, reputation and relationships with tenants, lenders, and vendors; the Company having insufficient liquidity; the availability of financing during the pendency of, or after completion of, the Chapter 11 Cases; the effectiveness of overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the potential cancellation of the Company’s equity; and the Company’s historical financial information not being indicative of its future performance as a result of the Chapter 11 Cases.

The information contained in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 29, 2024 and subsequent filings with the SEC, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon the Company’s forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twin Hospitality Group Inc.

Date:	January 27, 2026	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer